July 23, 2025 Second Quarter 2025 Investor Presentation

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Second Quarter 2025 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights Source: Company filings. Financial data as of June 30, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance Annaly generated Q2 earnings in excess of the dividend and delivered a strong economic return for the first half of the year  Earnings available for distribution* of $0.73 per average common share for the quarter  Book value per common share of $18.45  Declared quarterly common stock cash dividend to $0.70 per share  Economic return of 0.7% for the second quarter and 3.7% for the first half of 2025 Financing, Capital & Liquidity Annaly maintained its low leverage and ample liquidity during the quarter and continued its robust pace of securitization issuance  Economic leverage* of 5.8x, up from 5.7x in the first quarter  $7.4 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $4.7 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS, pricing 15 residential whole loan securitizations totaling $7.6 billion in proceeds in 2025 year-to-date(2)  During the quarter, Annaly’s Residential Credit and MSR businesses increased financing capacity by $500 million through new and expanded credit facilities; total warehouse capacity across both Annaly’s Residential Credit and MSR businesses of $6.2 billion, including $2.6 billion of committed capacity  Average GAAP cost of interest-bearing liabilities of 4.76%, down 1 basis point quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.94%, up 6 basis points quarter-over-quarter  Raised $761 million of accretive common equity through the Company’s at-the-market sales program during the quarter(3) Portfolio Performance Annaly continued to allocate incremental capital to Agency MBS during the quarter given opportunity for returns  Total portfolio of $89.5 billion(4), including $79.5 billion in highly liquid Agency MBS strategy, which represents 89% of total assets and 62% of dedicated capital  During the quarter, Annaly’s Agency portfolio increased by 6% with portfolio activity focused on allocating accretive capital raised into both specified pools and TBA securities across 4.5% through 6.0% coupons  Annaly’s Residential Credit portfolio was relatively unchanged at $6.6 billion(4) driven by record quarterly securitization issuance; correspondent channel activity remained strong with lock volume and total funded volume in line with the prior quarter at $5.3 billion and $3.7 billion, respectively – Proactively tightened credit standards given deceleration in the housing market  Annaly’s MSR portfolio was unchanged at $3.3 billion(4) in market value, representing 19% of dedicated capital at the end of the quarter 3

Second Quarter 2025 Financial Highlights Ea rn in gs & B oo k Va lu e In ve st m en t P or tf ol io Fi na nc in g, L iq ui di ty & H ed gi ng $0.03 | GAAP $0.73 Earnings Available for Distribution* $18.45 Book Value per Share 14.9% Dividend Yield(1) $0.70 Dividend per Share Net Interest Margin (ex. PAA)* $89.5bn Total Portfolio(2) $13.4bn Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $4.7bn of cash and unencumbered Agency MBS $7.4bn of total assets available for financing(4) Total Hedge Portfolio(5) $72bn Hedge portfolio, up from $71bn in Q1’25 Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of June 30, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 4 Agency 62% MSR 19% Residential Credit 19% 3.88% 3.94% Q1 2025 Q2 2025 1.69% 1.71% Q1 2025 Q2 2025 5.23% 5.41% Q1 2025 Q2 2025 5.7x 5.8x Q1 2025 Q2 2025 95% 92% Q1 2025 Q2 2025

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of June 30, 2025. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $8.4bn Capital(2) $79.5bn Portfolio Assets(1) $2.4bn Capital(2) $6.6bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.6bn Capital(2) $3.3bn Portfolio Assets(1) Total Shareholders’ Equity: $13.4bn Total Portfolio(1): $89.5bn

Q2 2025 Market and Economic Developments The Macroeconomic Landscape Note: For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Despite heightened policy uncertainty, U.S. economic data has remained resilient 6  The U.S. economy has slowed but continues to perform well considering the meaningful policy changes seen in 2025 thus far − GDP growth is tracking roughly half of its 2024 pace, but there are limited signs of an imminent, pronounced downturn  The U.S. labor market is at a point of supply and demand balance. Hiring has slowed relative to recent years, but reduced immigration trends suggest the unemployment rate can remain low as fewer workers need employment  Inflation surprised to the downside in the second quarter with slowing services sector inflation more than offsetting increases in some goods categories − However, the timing and impact of tariffs on inflation data remains to be seen  Interest rate markets saw meaningful volatility in April given the tariff announcements. Rates stabilized later in the quarter as the yield curve steepened given higher term premia and more Federal Reserve cuts priced for 2026  Following the sharp tightening in April, financial conditions have eased to some of the most supportive levels since 2022 Hiring is steady at a lower pace Slower services inflation offset uptick in goods Long-term interest rates continued to rise Financial conditions eased back to 2022 levels 5.0 3.9 3.0 3.5 4.0 4.5 5.0 5.5 07/01/24 11/01/24 03/01/25 07/01/25 30y 2y Treasury Yields, %(3) 97 98 99 100 101 2021 2022 2023 2024 GS U.S. Financial Conditions Index(4) Lower levels indicative of easier financial conditions 3.00 3.25 3.50 3.75 4.00 4.25 4.50 0 100 200 300 400 500 600 2022 2023 2024 2025 3m Job Gains (lhs) Hiring Rate (rhs) Job Gains, '000 (lhs) vs. JOLTS Hiring Rate, % (rhs)(1) 0.7% 3.3% -2 0 2 4 6 8 2019 2020 2021 2022 2023 2024 2025 Goods Services PCE Core Inflation, % yoy(2)

Illustrative Return Opportunities & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	16%–19%	13%–16%	12%–14%
Key Market Dynamics & Commentary	▪ Agency MBS spreads remain attractive relative to swaps and, to a lesser extent, Treasuries ▪ Declining rate volatility has decreased hedging costs while the steeper yield curve has improved asset carry for unhedged investors ▪ Demand continues to rely on money managers, which have seen net inflows year-to-date – Potential catalysts for Agency MBS include regulatory reform spurring bank demand and Federal Reserve cuts improving currency hedged yields for foreign investors ▪ Funding conditions are stable and prepayment risk remains muted as mortgage rates are elevated	▪ HPA continued to moderate month-over-month but was still up fractionally year-over-year on a national level[2] – Inventory on a national level was up 40% over the last two years but remained 30% below pre-pandemic levels[3] ▪ Residential credit spreads rebounded rapidly following April volatility, providing a supportive backdrop for securitization issuance ▪ ~20% increase in Non-Agency issuance volumes year-over-year[4]; strongest growth seen in Non-QM, with issuance nearly double Q2 2024 volumes	▪ Strong fundamental asset performance has continued to support MSR returns, including: – Low prepayments – Muted delinquencies – Predictable and declining servicing costs – High levels of float income ▪ MSR valuations increased modestly, largely driven by a steeper yield curve and lower implied volatility ▪ Bulk supply has increased with trading levels firm as the market remains competitive
Annaly's Positioning	▪ Favor a balanced strategy of adding generic collateral/TBA securities in intermediate coupons and specified pools with call protection higher up the coupon stack ▪ Grew Agency CMBS portfolio, which remains supportive of overall portfolio returns and provides improved convexity profile ▪ Continue to maintain prudent leverage with substantial liquidity and a conservative hedge portfolio ▪ Best-in-class portfolio analytics and modeling	▪ In light of the housing market backdrop, we have focused on maintaining tight credit standards to preserve the characteristics of the portfolio – Deployed targeted pricing to our correspondents to reduce layered risk and ensure high quality production ▪ Locked pipeline represented a 764 weighted average FICO and 68% CLTV ratio at origination ▪ Whole loans and retained OBX securities continue to be preferred avenue for growth relative to third-party securities	▪ Top 10 Agency MBS servicer with the lowest note rate among top 20 servicers[5] ▪ MSR portfolio continued to exhibit exceptional credit characteristics – 757 weighted average FICO and 70% LTV ratio at origination ▪ Continue to expand partnerships and well-positioned for opportunistic acquisitions ▪ Recapture and subservicing relationships with industry leaders

Source: Company filings. Financial data as of June 30, 2025. Market data as of July 18, 2025, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Business Update

 Annaly’s Agency portfolio is made up of high-quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Comprehensive hedging capabilities through an array of products (swaps, swaptions, Treasuries) enhance portfolio performance  Access to deep and varied financing sources, including traditional bilateral repo, sponsored repo and proprietary broker-dealer repo Agency | Business Update Annaly remained overweight Agency MBS given robust relative returns while maintaining low leverage and ample liquidity 9 Source: Company filings. Financial data as of June 30, 2025. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Portfolio Detail Assets Hedges(1) Funding(2) Strategic Approach  Despite the decline in volatility and a steeper yield curve, Agency MBS has lagged behind the recovery exhibited in other risk assets − Spreads tightened considerably following tariff-related volatility in April, but remain ~5-10 basis points wide of Q1 2025 lows  While the supply outlook has modestly improved, demand continued to be dependent on money managers − Regulatory reform and easing in monetary policy should help spur demand from banks and overseas accounts  Prepayments remained muted given interest rate environment − Industry consolidation and technological advancements could have a negative impact on the convexity profile of the MBS sector Market Trends 0% 25% 50% 75% 100% 2022 2023 2024 '25 Within 30 30–120 days Over 120 Agency Funding Composition, % 0% 25% 50% 75% 100% 2022 2023 2024 '25 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2022 2023 2024 '25 Pools TBA NLY Specified Pools and TBA Holdings, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $79.5 billion[1] in assets at the end of Q2 2025, an increase of 6% compared to Q1 2025
- Annaly allocated accretive capital raised into both specified pools and TBAs across 4.5% through 6.0% coupon securities
  - The weighted average coupon of the portfolio remained relatively unchanged at 4.96%
- Added hedges to correspond with assets purchased throughout the quarter and to manage upward pressure on long-end Treasury yields
  - Additionally, we maintained a balanced mix of swaps and Treasuries at the long end of the yield curve
- In the second quarter, Annaly's MBS portfolio prepaid 8.7 CPR, up from 7.1 CPR in Q1 2025 given seasonal factors; however, prepayments remain muted given historically elevated mortgage rates

Total Dedicated Capital: $8.4 billion[1]

Asset Type[1]



30yr
93%
ARM/HECM
<1%
ACMBS
6%
IO/IIO/CMO
<1%
20yr
<1%

Pass Through Coupon Type[2]



<=2.5%
2%
3.0%
3%
3.5%
7%
4.0%
9%
4.5%
15%
5.0%
16%
5.5%
23%
6.0%
17%
>=6.5%
8%

Portfolio Quality[3]



Generic/Other
9%
WALA
4%
Other Call Protected
16%
High Quality
44%
Medium Quality
27%

Note: Financial data as of June 30, 2025. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Residential Credit | Business Update

Annaly's Residential Credit portfolio grew modestly in the second quarter, achieving record quarterly origination and securitization issuance; remain focused on credit quality of the portfolio

Strategic Approach

- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Programmatic securitization sponsor of new origination residential whole loans with 87 deals comprising $38.7 billion of issuance since the beginning of 2018[1]
- Modest use of balance sheet leverage with whole loans predominantly financed through securitization

Market and Credit Trends

- Non-Agency RMBS spreads recovered in sympathy with other risk assets following tariff-related volatility in early April
  - Non-QM AAA spreads were roughly unchanged relative to Q1 2025
  - CRT M2 spreads tightened ~20 basis points over the quarter
- The Zillow Home Price Index was down 17 basis points month-over-month in June and up 20 basis points year-over-year[2] as inventories have grown and housing affordability remains challenged
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 62% compared to 68% original LTV

Recent Onslow Bay Highlights

Correspondent Channel Quarterly Lock and Funded Volumes ($mm)



$3,742
$2,266
$4,091
$2,767
$4,369
$2,889
$5,397
$3,815
$5,268
$3,789
$5,269
$3,715
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Locks
Fundings

OBX Securitizations – UPB Issued ($mm)



Number of Deals
3
5
4
10
16
13
21
15
$1,094
$2,095
$1,846
$3,857
$6,196
$4,941
$11,005
$7,626
Q3: $937
Q2: $3,596
Q1: $3,092
Record Quarterly Issuance Volume
2018
2019
2020
2021
2022
2023
2024
2025 YTD(1)

Source: Company filings. Financial data as of June 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
11

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $6.6 billion in assets(1) at the end of Q2 2025, relatively unchanged compared to Q1 2025
  - Consists of a $4.5 billion securities portfolio and a $2.1 billion whole loan portfolio(1)
- During the quarter, settled $4.1 billion in whole loans(2) across both Onslow Bay and our joint venture
- Since the beginning of the 2025, Annaly has priced 15 securitizations totaling $7.6 billion in proceeds(3)
  - Notably, three Non-QM securitizations were privately placed, providing the opportunity to customize the transaction structure to suit individual investor preferences while still offering accretive equity returns for Annaly
  - Annaly remained the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS(4)
  - Securitization strategy resulted in $24.1 billion of OBX debt outstanding at an average cost of funds of 5.3%(5)

Total Dedicated Capital: $2.4 billion

Sector Type(6)(7)



CRT 6%
OBX Retained 40%
WL 35%
Prime 2%
Prime Jumbo 2%
Non-QM 3%
RTL 2%
NPL/RPL 7%
SBC 3%

Coupon Type(6)



ARM 3%
IO 12%
Floating 7%
Fixed 61%
Fixed Duration <2yrs 17%

Rating



Investment Grade 48%
Unrated 29%
Non-Investment Grade 23%

Note: Financial data as of June 30, 2025, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

MSR | Business Update

Annaly's MSR portfolio activity was measured during the second quarter; the portfolio continued to benefit from positive fundamentals, and we remain well-positioned to be an opportunistic buyer as relative value improves

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower prepayment speeds on discount dollar-priced MBS
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Dynamic recapture and servicing capabilities through the ability to allocate across several industry-leading recapture partners
- Portfolio predominantly consists of low coupon, high-quality conventional MSR[1]

Market Trends

- Prepayment speeds increased as expected quarter-over-quarter driven by seasonal factors while delinquencies remain muted
- Annaly's MSR valuations increased slightly driven by a steeper yield curve and lower volatility
- Pricing has remained firm across both bulk and flow channels YTD
- Second quarter bulk MSR supply increased quarter-over-quarter though remained below 2024 levels
  - We expect the pace of bulk activity to continue for the second half of the year due to low origination margins and originator liquidity needs

Top Agency MBS Servicers[2]

Onslow Bay is the 9th largest Agency MBS servicer and 7th largest non-bank servicer

Rank	Buyer	UPB ($bn)
1	JP Morgan	568.3
2	Mr. Cooper	536.8
3	Rocket	403.7
4	Lakeview	354.9
5	PennyMac	352.3
6	New Rez/Caliber	343.8
7	Wells Fargo	339.8
8	Freedom Mortgage	241.4
9	Onslow Bay Financial	218.6
10	Matrix/Two Harbors	187.5

Annaly MSR Holdings (Market Value, $mm)



$1,787
$39
$1,748
$2,675
$35
$518
$2,122
$2,685
$34
$2,651
$2,820
$34
$2,786
$2,850
$32
$125
$2,693
$3,326
$32
$385
$2,909
$3,338
$31
$34
$3,273
$3,333
$31
$21
$3,281
Q4 2022
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
MSR
Unsettled MSR Commitments
MSR of LP Interest

Source: Company filings. Financial data as of June 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 13

MSR | Portfolio Summary

- Annaly MSR Portfolio: $3.3 billion[1] in market value at the end of Q2 2025, in line with the prior quarter, as purchases and mark-to-market gains largely offset paydowns
  - Onslow Bay committed to purchase $30 million in market value ($2 billion in UPB) across one bulk package and our expanding flow channels[1]
- MSR portfolio remained significantly out-of-the-money, supporting Annaly's stable cash flow profile, and continued to exhibit exceptional credit characteristics
  - Delinquencies were relatively unchanged quarter-over-quarter

Current MSR Portfolio by the Numbers[2]
(Excludes MSR of LP Interest)

$218.6 UPB ($bn)	**680** Loan Count ('000)	**3.24%** Weighted Average Note Rate
4.6% 3M CPR	**757 / 70%** Wtd. Avg. FICO / LTV (at Origination)	**0.5%** D60+

Total Dedicated Capital: $2.6 billion

Underlying Note Rate Distribution[2]


4.5% to 5.0%
2%
>5.0%
4%
<2.0%
1%
4.0% to 4.5%
2%
2.0% to 2.5%
3%
3.5% to 4.0%
12%
2.5% to 3.0%
49%
3.0% to 3.5%
27%

Annaly MSR Valuation and Prepayment Speeds[3] (Excludes MSR of LP Interest)


5.67x
5.60x
5.78x
5.84x
5.88x
3.5% 3.9% 4.2%
4.2% 4.1% 3.9%
3.9% 3.7% 3.7%
3.3% 3.2% 3.4%
3.9% 4.4% 4.6%
Apr May Jun
Q2 2024
Jul Aug Sep
Q3 2024
Oct Nov Dec
Q4 2024
Jan Feb Mar
Q1 2025
Apr May Jun
Q2 2025
MSR Multiple
3M CPR

Source: Company filings. Financial data as of June 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
GAAP net income (loss) per average common share[(1)]	$0.03	$0.15	$0.78	$0.05	($0.09)
Earnings available for distribution per average common share*[(1)]	$0.73	$0.72	$0.72	$0.66	$0.68
Dividends declared per common share	$0.70	$0.70	$0.65	$0.65	$0.65
Book value per common share	$18.45	$19.02	$19.15	$19.54	$19.25
Annualized GAAP return (loss) on average equity[(2)]	1.82%	4.04%	15.00%	2.77%	(0.31%)
Annualized EAD return on average equity*	14.86%	14.43%	14.27%	12.95%	13.36%
Net interest margin[(3)]	1.04%	0.87%	0.75%	0.06%	0.24%
Average yield on interest earning assets[(4)]	5.42%	5.18%	5.36%	5.16%	5.17%
Average GAAP cost of interest bearing liabilities[(5)]	4.76%	4.77%	4.96%	5.42%	5.43%
Net interest margin (excluding PAA)[(3)]*	1.71%	1.69%	1.71%	1.52%	1.58%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.41%	5.23%	5.26%	5.25%	5.14%
Average economic cost of interest bearing liabilities[(5)]*	3.94%	3.88%	3.79%	3.93%	3.90%
GAAP leverage, at period-end[(6)]	7.1x	6.8x	7.1x	6.9x	7.1x
Economic leverage, at period-end[(6)]*	5.8x	5.7x	5.5x	5.7x	5.8x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) Detailed endnotes and a glossary of defined terms are included at the end of this presentation. For the quarters ended 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Agency mortgage-backed securities $71,756,638 $68,329,720 $67,434,068 $69,150,399 $64,390,905 Residential credit risk transfer securities 414,047 521,059 754,915 826,841 838,437 Non-Agency mortgage-backed securities 1,329,941 1,451,524 1,493,186 1,616,696 1,702,859 Commercial mortgage-backed securities - 59,061 74,278 106,241 112,552 Total securities $73,500,626 $70,361,364 $69,756,447 $71,700,177 $67,044,753 Residential mortgage loans $3,722,272 $3,860,555 $3,546,902 $2,305,613 $2,548,228 Total loans, net $3,722,272 $3,860,555 $3,546,902 $2,305,613 $2,548,228 Mortgage servicing rights $3,281,190 $3,272,902 $2,909,134 $2,693,057 $2,785,614 Residential mortgage loans transferred or pledged to securitization vehicles $27,021,790 $24,464,281 $21,973,188 $21,044,007 $17,946,812 Assets transferred or pledged to securitization vehicles $27,021,790 $24,464,281 $21,973,188 $21,044,007 $17,946,812 Total investment portfolio $107,525,878 $101,959,102 $98,185,671 $97,742,854 $90,325,407

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of June 30, 2025 and March 31, 2025, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of June 30, 2025		As of March 31, 2025	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	(0.3%)	(2.1%)	(0.1%)	(0.8%)
(50)	(0.1%)	(0.7%)	—%	0.1%
(25)	—%	—%	0.1%	0.4%
25	(0.1%)	(0.6%)	(0.1%)	(1.0%)
50	(0.2%)	(1.7%)	(0.3%)	(2.4%)
75	(0.4%)	(3.1%)	(0.6%)	(4.1%)

MBS Spread Sensitivity(1)

	As of June 30, 2025		As of March 31, 2025	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.4%	10.2%	1.4%	9.8%
(15)	0.9%	6.1%	0.8%	5.9%
(5)	0.3%	2.0%	0.3%	1.9%
5	(0.3%)	(2.0%)	(0.3%)	(1.9%)
15	(0.8%)	(6.0%)	(0.8%)	(5.8%)
25	(1.4%)	(9.9%)	(1.3%)	(9.6%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 20 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Second Quarter 2025 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$60,371	$130,305	$473,076	$82,351	($8,833)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[(1)]	(82,854)	(810,970)	2,010,664	(1,724,051)	568,874
Net (gains) losses on derivatives[(2)]	574,435	1,169,412	(1,958,777)	2,071,493	(132,115)
Other adjustments:					
Amortization of intangibles	672	673	671	673	673
Non-EAD (income) loss allocated to equity method investments[(3)]	(403)	147	(652)	1,465	(523)
Transaction expenses and non-recurring items[(4)]	5,706	6,782	6,251	4,966	5,329
Income tax effect on non-EAD income (loss) items	1,003	7,355	5,594	(9,248)	10,016
TBA dollar roll income[(5)]	7,252	11,275	2,086	(1,132)	486
MSR amortization[(6)]	(68,804)	(62,433)	(64,497)	(62,480)	(56,100)
EAD attributable to non-controlling interests	(3,610)	(2,985)	(2,114)	(2,893)	(3,362)
Premium amortization adjustment (PAA) cost (benefit)	(3,862)	12,296	(25,287)	21,365	(7,306)
Earnings Available for Distribution*	489,906	461,857	447,015	382,509	377,139
Dividends on preferred stock	37,260	37,157	38,704	41,628	37,158
Earnings available for distribution attributable to common shareholders*	$452,646	$424,700	$408,311	$340,881	$339,981
GAAP net income (loss) per average common share[(7)]	$0.03	$0.15	$0.78	$0.05	($0.09)
Earnings available for distribution per average common share[(7)]*	$0.73	$0.72	$0.72	$0.66	$0.68
Annualized GAAP return (loss) on average equity[(8)]	1.82%	4.04%	15.00%	2.77%	(0.31%)
Annualized EAD return on average equity (excluding PAA)*	14.86%	14.43%	14.27%	12.95%	13.36%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Premium Amortization Reconciliation					
Premium amortization expense	$28,138	$57,412	$8,196	$53,448	$10,437
Less:					
PAA cost (benefit)	(3,862)	12,296	(25,287)	21,365	(7,306)
Premium amortization expense (excluding PAA)	$32,000	$45,116	$33,483	$32,083	$17,743
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,418,893	$1,317,108	$1,338,880	$1,229,341	$1,177,325
PAA cost (benefit)	(3,862)	12,296	(25,287)	21,365	(7,306)
Interest income (excluding PAA)*	$1,415,031	$1,329,404	$1,313,593	$1,250,706	$1,170,019
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,145,693	$1,097,137	$1,151,592	$1,215,940	$1,123,767
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps [1]	(197,865)	(204,389)	(272,305)	(333,696)	(317,297)
Economic interest expense*	$947,828	$892,748	$879,287	$882,244	$806,470
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,415,031	$1,329,404	$1,313,593	$1,250,706	$1,170,019
Less:					
Economic interest expense*	947,828	892,748	879,287	882,244	806,470
Economic net interest income (excluding PAA)*	$467,203	$436,656	$434,306	$368,462	$363,549
Economic Metrics (excluding PAA)					
Average interest earning assets	$104,623,036	$101,631,610	$99,876,810	$95,379,071	$91,008,934
Interest income (excluding PAA)*	1,415,031	1,329,404	1,313,593	1,250,706	1,170,019
Average yield on interest earning assets (excluding PAA)*[2]	5.41%	5.23%	5.26%	5.25%	5.14%
Average interest bearing liabilities	$95,274,277	$92,001,700	$90,773,953	$87,819,655	$81,901,223
Economic interest expense*	947,828	892,748	879,287	882,244	806,470
Average economic cost of interest bearing liabilities*[3]	3.94%	3.88%	3.79%	3.93%	3.90%
Interest income (excluding PAA)*	$1,415,031	$1,329,404	$1,313,593	$1,250,706	$1,170,019
TBA dollar roll income	7,252	11,275	2,086	(1,132)	486
Economic interest expense	(947,828)	(892,748)	(879,287)	(882,244)	(806,470)
Subtotal	$474,455	$447,931	$436,392	$367,330	$364,035
Average interest earning assets	$104,623,036	$101,631,610	$99,876,810	$95,379,071	$91,008,934
Average TBA contract balances	6,218,305	4,625,212	2,013,666	973,713	998,990
Subtotal	$110,841,341	$106,256,822	$101,890,476	$96,352,784	$92,007,924
Net interest margin (excluding PAA)*	1.71%	1.69%	1.71%	1.52%	1.58%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Economic leverage ratio reconciliation					
Repurchase agreements	$66,541,378	$61,659,460	$65,688,923	$64,310,276	$60,787,994
Other secured financing	1,025,000	900,000	750,000	600,000	600,000
Debt issued by securitization vehicles	24,107,249	21,802,193	19,540,678	18,709,118	15,831,915
Participations issued	1,556,900	1,748,273	1,154,816	467,006	1,144,821
U.S. Treasury securities sold, not yet purchased	2,528,167	2,519,125	2,470,629	2,043,519	1,974,602
Total GAAP debt	$95,758,694	$88,629,051	$89,605,046	$86,129,919	$80,339,332
Less non-recourse debt:					
Debt issued by securitization vehicles	($24,107,249)	($21,802,193)	($19,540,678)	($18,709,118)	($15,831,915)
Participations issued	(1,556,900)	(1,748,273)	(1,154,816)	(467,006)	(1,144,821)
Total recourse debt	$70,094,545	$65,078,585	$68,909,552	$66,953,795	$63,362,596
Plus / (Less):					
Cost basis of TBA derivatives	$7,686,600	$6,612,755	$3,158,058	$3,333,873	$1,639,941
Payable for unsettled trades	1,538,526	2,304,774	308,282	1,885,286	1,096,271
Receivable for unsettled trades	(1,134,896)	(2,523)	(2,201,447)	(766,341)	(320,659)
Economic debt*	$78,184,775	$73,993,591	$70,174,445	$71,406,613	$65,778,149
Total equity	13,474,363	13,084,508	12,696,952	12,539,949	11,262,904
Economic leverage ratio*	5.8x	5.7x	5.5x	5.7x	5.8x

* Represents a non-GAAP financial measure.

ANNALY
23

Glossary and Endnotes

Glossary 25 ARM: Refers to Adjustable-Rate Mortgage CES: Refers to Closed End Second Liens CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value FOMC: Refers to the Federal Reserve System’s Federal Open Market Committee Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HELOC: Refers to Home Equity Line of Credit HPA: Refers to Home Price Appreciation IO: Refers to Interest-Only Bond MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed RTL: Refers to a Residential Transition Loan SBC: Refers to Small Balance Commercial TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 26 Page 3 1. Comprised of $5.9bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.5bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q2 2025 (July 11, 2025 issue). Used with permission. Includes two whole loan securitizations that priced in July 2025 totaling $0.9bn. 3. Net of sales agent commissions and other offering expenses. 4. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $27.0bn, include TBA purchase contracts (market value) of $7.8bn, include unsettled MSR commitments of $21mm, include $2.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.6bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. Page 4 1. Dividend yield is based on annualized Q2 2025 dividend of $0.70 and a closing price of $18.82 on June 30, 2025. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $27.0bn, include TBA purchase contracts (market value) of $7.8bn, include unsettled MSR commitments of $21mm, include $2.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.6bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $5.9bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.5bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $7.8bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $27.0bn, include $2.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.6bn. MSR assets include unsettled MSR commitments of $21mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents the 3-month moving average of headline hiring through June 2025 according to the Employment Situation Report and the hiring rate reported in the Job Openings and Labor Turnover Survey from the Bureau of Labor Statistics through May 2025. 2. Represents components of the Personal Consumption Expenditures Price Index less Food and Energy according to the Bureau of Economic Analysis through May 2025. 3. Represents U.S. Treasury yields as of July 18, 2025 retrieved via Bloomberg. 4. Represents the Goldman Sachs U.S. Financial Conditions Index as of July 18, 2025 retrieved via Bloomberg. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended June 30, 2025. 3. Represents inventory levels from May 2025 vs. May 2019 according to Zillow’s For-Sale Inventory Report. 4. Based on data compiled from market research as of June 30, 2025, including reports from BofA Securities, JP Morgan and Nomura. 5. Based on information aggregated from Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of June 30, 2025. Excludes transfer activity related to platform acquisitions. Page 9 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging profile across all three businesses. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding profile across all three businesses. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes two whole loan securitizations that priced in July 2025 totaling $0.9bn. 2. Based on data from the Zillow U.S. Home Value Index for the period ended June 30, 2025. Month-over-month data is seasonally adjusted, while year-over-year data is not. Page 12 1. Excludes assets transferred or pledged to securitization vehicles of $27.0bn, include $2.7bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.6bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund as well as loans from sponsored securitizations. 3. Includes two whole loan securitizations that priced in July 2025 totaling $0.9bn. 4. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q2 2025 (July 11, 2025 issue). Used with permission. 5. Reflects cost of funds only for outstanding debt held by third parties for the quarter ended June 30, 2025. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $32.6mm of Prime IO, OBX Retained contains $407.8mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $89.6mm of Prime Jumbo IO. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 2. Based on information aggregated from Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of June 30, 2025. Excludes transfer activity related to platform acquisitions.

Endnotes (cont’d) 27 Page 14 1. MSR assets include unsettled MSR commitments of $21mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Excludes unsettled commitments of $21mm. D60+ stat based on UPB. 3. Excludes unsettled commitments of $125mm in Q3 2024, $385mm in Q4 2024, $34mm in Q1 2025 and $21mm in Q2 2025. Prepayment data excludes assets in interim servicing. Page 16 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 0.45%, 1.01%, 3.75%, 0.69% and (0.08%) for the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage. Page 18 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 21 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $185.7mm, $191.5mm, $256.9mm, $317.5mm and $298.4mm for the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income represents a component of Net gains (losses) on derivatives. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 0.45%, 1.01%, 3.75%, 0.69% and (0.08%) for the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. Page 22 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).